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                                                                  Exhibit 4.2(b)
                                                                  --------------

                            AMENDMENT dated as of November 23, 1998, to the
                        Credit Agreement dated as of October 17, 1997 (as previously amended by an amendment dated as of March 18, 1998, the "Credit Agreement"), among J. CREW OPERATING CORP., a Delaware corporation, as Borrower, J. CREW GROUP, INC., the Lenders party thereto, THE CHASE MANHATTAN BANK, as Administrative Agent, and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, as Syndication Agent.


          WHEREAS, the Borrower (such term and each other capitalized term used but not defined herein having the meanings assigned to such terms in the Credit Agreement) has requested that the Lenders approve amendments to certain provisions of the Credit Agreement; and

          WHEREAS, the undersigned Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments;


          NOW, THEREFORE, in consideration of these premises, the Borrower and the undersigned Lenders hereby agree as follows:

          SECTION 1.  Amendment.  Effective on and as of  the Amendment
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Effective Date (as defined in Section 3 hereof), Section 6.17 of the Credit
Agreement is hereby amended by deleting the amount "$40,000,000" therein and substituting therefor the amount "$35,000,000".

          SECTION 2.  Representations and Warranties.  The Borrower represents
                      -------------------------------
and warrants to each of the Lenders that, after giving effect to the amendments contemplated hereby, (a) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of
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the earlier date) and (b) no Default has occurred and is continuing.

          SECTION 3.  Effectiveness.  This Amendment shall become effective as
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of the date (the "Amendment Effective Date") when each of the following conditions shall have been met:

          (a) The Administrative Agent (or its counsel) shall have received copies hereof that, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders.

          (b) The sale, transfer or disposition of substantially all the assets or capital stock of Popular Club to a Person or Persons other than the Borrower and its Subsidiaries shall have been consummated.

          SECTION 4.  Applicable Law.  This Amendment shall be construed in
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accordance with and governed by the law of the State of New York.

          SECTION 5.  No Other Amendments.  Except as expressly set forth
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herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

          SECTION 6.  Counterparts.  This Amendment may be executed in two or
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more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 7.  Headings.  Section headings used herein are for
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convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

          SECTION 8.  Expenses.  The Borrower shall reimburse the Administrative
                      ---------
Agent for its reasonable out-of-pocket
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expenses incurred in connection with this Amendment, including the reasonable fees and expenses of Cravath, Swaine & Moore, counsel for the Administrative Agent.


          IN WITNESS WHEREOF, Holdings, the Borrower and the undersigned Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.


                              J. CREW GROUP, INC.,

                                by
                                     /s/  Scott M. Rosen
                                  ----------------------
                               Name:  Scott M. Rosen
                                 Title: Chief Financial
                                    Officer


                              J. CREW OPERATING CORP.,

                               by
                                     /s/  Scott M. Rosen
                                  ---------------------------
                               Name:  Scott M. Rosen
                                 Title: Chief Financial
                                    Officer